Exhibit 99.1 Investor Presentation June 2019 NYSE: BCO

Safe Harbor Statement and Non-GAAP Results These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to information regarding: 2019 non-GAAP outlook, including revenue, operating profit, margin rate, earnings per share, adjusted EBITDA, impact of currency translation and expected drivers of 2019 results; 2021 target margin rate for the U.S.; 2019 and future years’ tax rates; projected contributions for legacy liabilities; capital expense outlook; 2019 target cash flow; net debt and leverage outlook; expected results from Strategy 1.0 and Strategy 1.5; planned Strategy 2.0 and IT investments; future results of acquisitions and the impact of devaluation of the Argentine peso. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee, environmental and other liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2018, and in our other public filings with the Securities and Exchange Commission. The forward-looking information discussed today and included in these materials is representative as of April 24, 2019, unless otherwise noted, and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink's. Today’s presentation is focused primarily on non- GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix. 2

World’s Largest Cash Management Company Pro forma includes full-year data for Dunbar 2018 Global Market Leader Revenue1 Countries Regions 2020 Global cash market ~$20 billion1,2 NA, SA,EMEA, Asia Brink’s $3.7B 117 Pacific Other Loomis $2.2B 20 EMEA, NA Loomis SA, EMEA, Asia, Prosegur $2.0B 22 G4S Australia Garda Prosegur G4S $1.4B 44 EMEA, SA, Asia, NA Garda $0.8B 2 NA Brink’s Operations 2018 Segment Revenue1 2018 Segment Op Profit1 41 countries South North America North 1,200 facilities America 25% America South 47% 32% America 13,500 vehicles 43% 62,400 employees Rest of Rest of World World 28% 25% 1. Publicly available company data for cash services businesses. Brink’s data includes full-year pro forma data for Dunbar and excludes data related to the French Guarding business sold during 2018. 3 2. Brink’s internal estimate based on internal and external sources including Freedonia. Does not include unvended market opportunities. Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix. Amounts may not add due to rounding.

Lines of Business and Customers 67% of Pro Forma Segment Revenue Outside of U.S. 2018 Pro Forma Revenue by Line of Business1 Customers Guarding $0.2B (4%) Financial High-Value Retail Institutions Services $3.7B $1.6B CIT/ATM (44%) $1.9B (52%) Government/ Other High-Value Services • Brink’s Global Services (BGS) • Money processing • Vault outsourcing • CompuSafe® and retail services • Payments 4 1. Brink’s data as of 12/31/2018; includes full-year pro forma data for Dunbar and excludes data related to the French Guarding business sold during 2018. Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix; amounts may not add due to rounding

Strong Position in Key Markets Estimated Market Share United States Canada Mexico Brink’s Other Other Dunbar Loomis Garda Other Cash GSI Competitors Garda Argentina Brazil France Brink’s Brink’s Brink’s Other Rodoban Other Other Maco Loomis Temis Prosegur* Protege Loomis Prosegur Prosegur 5 Note: Internal estimates of cash market share. Brink’s U.S. includes Brink’s Global Services. *Loomis announced its intent to acquire Prosegur Cash in France 4/4/2019.

Three-Year Strategic Plan – Strategy 1.0 Organic Growth 2017-2019 13.3% Margin * Strategy 1.0 • Close the Gap Core Organic Growth • Accelerate Profitable Growth Adj. EBITDA $500 Op Profit $330 • Introduce Differentiated Services – technology-driven 2017 2018 2019 2020 2021 6 Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix. * Excluding strategy 2.0 investment of ~$20 million

A Clear Path to Value Creation – Strategy 1.0 Organic Growth 2017-2019 Strategic Plan Non-GAAP Operating Profit (Non-GAAP, $ Millions) (excluding Acquisitions) Adjusted EBITDA $342 $500 Breakthrough Initiatives $380 $330 $325 2019 Target March 2017 $216 Investor Day 2016 Branch Fleet Crew Labor Network Sales Growth/ Corporate 2019 Guidance FX 2019 Guidance* Base Standardization Improvements Optimization CompuSafe Constant and Other Currency* Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix. 7 Constant Currency represents 2019 Guidance at 2019 Target exchange rates as of Investor Day March 2, 2017. *Excluding strategy 2.0 investment of ~$20 million

# Three-Year Strategic Plan – Strategy 1.0 + 1.5

Organic Growth + Acquisitions

**2019 Adjusted EBITDA Target $600 Million**
**3-year CAGR ~21%***

## Strategy 1.5
### Acquisitions

| | |
|---|---|
| Adj. EBITDA | $120 |
| Op Profit | $105 |

- Focus on "core-core" & "core-adjacent"
- Capture synergies & improve density
- 10 Acquisitions closed to date
- $1.1B invested in closed and announced acquisitions to date

## Strategy 1.0**
### Core Organic Growth

| | |
|---|---|
| Adj. EBITDA | $500 |
| Op Profit | $330 |

- Close the Gap
- Accelerate Profitable Growth
- Introduce Differentiated Services – technology-driven

2017 2018 2019 2020 2021

**Organic Growth + Acquisitions = Increased Value for Shareholders**

Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix.
*Growth rates calculated based on the mid-point of the range
**Excluding strategy 2.0 investment of ~$20 million

8

# Strategy 1.5 – Core Acquisitions

## Synergistic, Accretive Acquisitions in Our Core Markets

### Core Acquisitions-to-Date

- 2017: 6 completed
- 2018: 3 completed - Dunbar (U.S.), Colombia (minority partner buyout) and WorldBridge (Cambodia)
- 2019: Rodoban completed; 3 pending (1 in Colombia and 2 in Brazil)
- Closed acquisitions expected to generate Adjusted EBITDA of $120 million in 2019
  - Fully synergized ~$180M
- Strong pipeline of additional opportunities



U.S.
(AATI)
U.S.
(Dunbar)
France
(Temis)
Colombia
(Minority Partner
Buyout)
Signed not
closed
Brazil
Signed not
closed
PagFacil
Rodoban
Signed not
closed
Chile
(LGS)
Argentina
(Maco)

9

Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix.

Strategic Plan Operating Profit 2017– 2019 (Non-GAAP, $ Millions) 24% Operating Profit CAGR Adjusted EBITDA $342 $600 OP Margin 7.4% ~11% $475 - $495 ~ $105 $405 - $425 ~ $380 ~ $105 1.5 $325 Acquisitions 2019 Target March 2017 ~ $310 $216 Investor Day = Organic 1.0 + 2.0 Operating = Closed Acquisitions Investment Profit = Share-based Comp 2016 North South Rest of Corporate 2019 Guidance FX 2.0 + IT 2019 Guidance Actual America America World Constant Currency Investment before 2.0 Investment Notes: See detailed reconciliations of non-GAAP to GAAP results included in the appendix. 10 Constant Currency represents 2019 Guidance at 2019 Target exchange rates as of Investor Day March 2, 2017. FX is the impact of foreign currency translation for the base business (excluding acquisitions).

# Strategy 2.0 – Total Cash Ecosystem

## Further Expansion into Cash-Related, High-Value Services

**Strategy 2.0 Expand Services & Customer Base**

- Expand high-margin, high-value, cost-effective service offerings:
  - Increase share with existing customers via a broader array of high-value services
  - Add new unvended and underserved customers with attractively-priced, high-value services

2019 | 2020 | 2021

### Plan to Invest ~$20M (operating expense) in 2019

- Implement customer-facing app and portal
- Enhance and integrate operating systems
- Strengthen product, marketing and sales organizations
- Develop go-to market strategies and conduct customer pilots


BRINKS
What are you looking for?
Orders
Deposits

**~$20 Million Operational Expenditures to Drive High-Margin Growth in 2020**

11

2019 Guidance Affirmed (Non-GAAP, $ Millions, except EPS) Revenue +9% Op Profit +20% Adj. EBITDA EPS Constant currency +15% Constant currency +37% Constant currency +30% Constant currency +44% Organic +6% Organic +27% +17% +21% Acq/Disp +8% Acq/Disp +10% FX (6%) FX (17%) $590- $405- $4.10 - ~$3,750 $610 $4.30 $425 15.8% - ~15.7% $3,438 16.3% Margin $512 Margin $3,193 $347 11.2%xx%- $3.46 14.9%15.9% 11.7%Margin $2,908 ~11% MarginMargin ~10.9%Margin $3.03 Margin $425 Margin ~16% $281 ~14.5% Margin 10.1% 13.3%13.5% Margin Margin $342 MarginMargin 10.1% 14.9% $2.28 $216 9.9%- 8.8% Margin Margin 10.4% 13.3% Margin 13.3% Margin 11.8%12.7% Margin Margin MarginMargin 7.4% 8.8% Margin8.8% 11.8% Margin 11.8% Margin Margin 7.4% Margin Margin7.4% Margin 2016 2017 2018 2019 2016 2017 2018 2019 2016 2017 2018 2019 2016 2017 2018 2019 Guidance Guidance Guidance Guidance 12 See detailed reconciliations of non-GAAP to GAAP results in the Appendix. 2019 growth rates calculated based on mid-point of range provided vs 2018. Constant currency represents 2019 guidance at 2018 exchange rates.

# Performance Drivers – 2019 Guidance

(Non-GAAP, $ Millions)

- Continued improvement in U.S., expect to exit 2019 at ~10% margin
  - Targeting post-synergy U.S. margin of 13% in 2021
- Continued revenue and profit growth in Mexico
- Improved results in France and Brazil
- Includes $20 - $30 million in operating expenses for Strategy 2.0, IT investments
- Profit decline of ~$10 million in Argentina due to peso devaluation (translation impact)
- 33% ETR forecast (down from 34.2% in 2018); targeting 31%-33% future ETR

| | | |
|---|---|---|
| Revenue Growth | +9% | 6% organic |
| Adj. EBITDA | ~16% margin | +21% three-year CAGR |
| Free Cash Flow | up 33% | 37% conversion rate (Adj. EBITDA) |

See detailed reconciliations of non-GAAP to GAAP results in the Appendix.

13

# Argentina

## Operating Profit: 2019 versus 2018


FY Impact
2019 USD / ARS
~39
~44
~47
~49
~45
Op Profit
FX Impact
(estimated)
(19)
(17)
(11)
(8)
(55)
~37
~32
2018 USD / ARS
~20
~23
~28
USD
Op Profit
2019 vs 2018
(estimated)
(10)
(6)
1
5
(10)
1Q
2Q
3Q
4Q
FY

Inflation-based pricing and volume growth expected to overcome devaluation, leading to:

- year-over-year USD profit improvement in 3Q19
- a return to pre-devaluation USD profit levels in 3Q20

## Illustrative Devaluation Impact

(USD / ARS Rate: **44.6** as of May 30, 2019)

| 2019 Average Exchange Rate: | BCO Guidance | Alternate Scenarios | |
|---|---|---|---|
| Jan. – May (Actual) | ~41 | ~41 | ~41 |
| Jun. – Nov. | ~47 | ~49 | ~55 |
| Dec. | ~51 | ~53 | ~67 |
| Full Year | ~45 | ~46 | ~50 |

| Impact vs. Guidance: | | |
|---|---|---|
| Operating Profit | ~$(2) | ~$(8) |
| EPS | ~$(0.02) | ~$(0.11) |

Each full-year average one peso devaluation in 2019 reduces average Operating Profit by ~$1.6 million and EPS by ~$0.02[1]

Notes: Non-GAAP, $ Millions except USD / ARS and EPS. USD / ARS rates represent average exchange rates for each quarter.
1. The impact to Operating Profit and EPS diminishes slightly with each additional one peso devaluation.

14

CapEx Expected to Return to ~4.5% of Revenue in 2020 Capital expenditures 2015 – 20201 (Non-GAAP, $ Millions) Higher 2017-19 CapEx reflects investment in strategic initiatives ~$220 High Return Growth $185 $182 CapEx High High Return Return Growth Growth CapEx CapEx ~4.5% of Revenue $124 $106 Facility Equipment / Other IT Armored Vehicles 2015 Actual 2016 Actual 2017 Actual 2018 Actual 2019 Target 2020 Target % Revenue 3.5% 4.2% 5.8% 5.3% ~6% 2 ~4.5% 2 D&A1 $118 $112 $119 $126 Reinvestment Ratio 0.9 1.1 1.6 1.4 1. Excludes CompuSafe® Service 15 2. Excludes potential acquisitions (through year-end 2019). See detailed reconciliations of non-GAAP to GAAP in the Appendix.

Free Cash Flow (incl. completed acquisitions) $600 Adjusted EBITDA (Non-GAAP, $ Millions) $45 Working Capital: Targeting ~flat Cash Restructuring: ~$45 million, primarily acquisition-related $512 $65 Cash Taxes: Higher income offset by lower ETR, FTCs and refund timing $36 $425 $80 $91 Cash Interest: Higher Net Debt (driven by acquisitions) offset by lower rates from 2019 credit agreement amendment $86 $64 Cash Capital Expenditures: (detail in appendix) $190 $84 Maintenance: ~4.5% of Revenue Incremental: Strategic initiatives and acquisitions $27 $155 $170 $220 Free Cash Flow before Dividends $166 $58 1 2017 2018 2019 Actual Actual Target 37% 92% ~100% FCF Conversion – Income1 14% 32% ~37% FCF Conversion – Adjusted EBITDA2 2019 Free Cash Flow Target –Almost Quadruples in Two Years Note: Amounts may not add due to rounding. Non-GAAP Free Cash Flow excludes the impact of Venezuela operations. See detailed reconciliations of cash flows in the Appendix. 16 1. FCF Conversion – Income is defined as Free Cash Flow before Dividends divided by Non-GAAP Income (loss) from continuing operations attributable to Brink’s. 2. FCF Conversion – Adjusted EBITDA is defined as Free Cash Flow before Dividends divided by Adjusted EBITDA.

Net Debt and Leverage (Non-GAAP, $ Millions) Net Debt Adjusted EBITDA and Financial Leverage Significant capacity for acquisitions Leverage Ratio2 1.4 ~1.3 2.4 ~2.0 ~2.0 Adjusted ~ $1,300 EBITDA + ~$480 ~$595 ~$645 Synergized $1,214 Acquisitions $612 ~ $600 $512 $512 $425 $425 Dec 2017 Dec 2018 2019 2017 2017 2018 2018 2019 3 Actual Actual Pro-forma1 Actual Pro-forma Actual Pro-forma3 Pro-forma3 1. Forecasted utilization based on business plan through 2019 including closed acquisitions. 2. Net Debt divided by Adjusted EBITDA for Actual, and Net Debt divided by Adjusted EBITDA + Synergized Acquisitions for Pro-forma. 17 3. Additional pro-forma impact (TTM) based on post-closing synergies through 2020 of closed Note: See detailed reconciliations of non-GAAP to GAAP results in the appendix acquisitions.

# Comparison to Route-Based Industrial Services Peers[1]

| | Peers | Brink's |
|---|---|---|
| Specialized fleet | ✓ | ✓ |
| Focus on route density and optimization | ✓ | ✓ |
| Strong recurring revenue | ✓ | ✓ |
| High customer retention | ✓ | ✓ |
| Ability to leverage physical infrastructure | ✓ | ✓ |
| Accretive/high-synergy M&A | ✓ | ✓ |
| Technology-enhanced logistics | ✓ | ✓ |
| Organic growth | ~4% | ~6% |
| Adj. EBITDA margin | ~23% | ~16% |
| 3-yr Adj. EBITDA CAGR | ~5% | ~21% |
| EV/2019E Adj. EBITDA multiple | ~14x - 16x | ~9x |

Industrial Services/Route-Based peers include Cintas Corporation (CTAS), Iron Mountain, Inc. (IRM), Rollins, Inc. (ROL), ServiceMaster Global Holdings, Inc. (SERV), Stericycle, Inc. (SRCL), UniFirst Corporation (UNF) and Waste Management, Inc. (WM). See page 22 of the appendix for additional metrics. See detailed reconciliations of non-GAAP to GAAP results in the appendix.

1. Financial metrics and calculations based on 2016-2019 fiscal year-end non-GAAP actuals and estimates, BCO guidance, FactSet data and broker consensus estimates, publically available information, and internal estimates as of May 30, 2019. Components of the calculation may differ between companies. BCO EV/Adj. EBITDA calculation excludes retirement and postemployment benefit obligations.

18

Continued Improvement Expected in 2019 and Beyond (Non-GAAP, $ Millions) Operating Profit & Adj. EBITDA ~16% 14.9% 13.3% 11.8% Adj. EBITDA ~11% Margin 10.1% 8.8% $590 - $610 7.4% Op Profit $512 Margin ~ $185 $425 $165 Adj. $342 $144 EBITDA $126 D&A/Other $405- $425 $347 $281 Op Profit $216 2016 2017 2018 2019 Guidance 19 Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix.

Questions? Brink’s Investor Relations 804-289-9709

Appendix

# Industrial Services/Route-Based Peer Comparisons[1]

| Company | Business Overview | 2019E Financial Metrics | | | Growth | Valuation |
|---|---|---|---|---|---|---|
| | Description | OP Margin | Adj. EBITDA Margin | Capex (% of Rev) | 3-Year Adj. EBITDA CAGR | EV / Adj. EBITDA |
| The Brink's Company (BCO) | Cash Management | ~11% | ~16% | ~5%[2] | ~21% | ~9x |
| Cintas Corporation (CTAS) | Uniform rental and cleaning services | ~17% | ~22% | ~4% | ~17% | ~19x |
| Iron Mountain, Inc. (IRM) | Information protection and storage | ~18% | ~33% | ~11% | ~10% | ~12x |
| Rollins, Inc. (ROL) | Pest control | ~16% | ~20% | ~1% | ~8% | ~31x |
| ServiceMaster Global Holdings, Inc. (SERV) | Pest control | ~17% | ~22% | ~2% | ~0%[3] | ~19x |
| Stericycle, Inc. (SRCL) | Medical waste management | ~16% | ~20% | ~6% | ~(8%) | ~10x |
| UniFirst Corporation (UNF) | Uniform rental and cleaning services | ~10% | ~16% | ~6% | ~2% | ~10x |
| Waste Management, Inc. (WM) | Non-hazardous waste management | ~18% | ~28% | ~11% | ~6% | ~14x |
| Peer Average ex. BCO | | ~16% | ~23% | ~6% | ~5% | ~16x[4] |
| | | | | | Average ex. ROL | ~14x |

1. Financial metrics and calculations based on 2016-2019 fiscal year-end non-GAAP actuals and estimates, BCO guidance, Factset data and broker consensus estimates, publically available information, and internal estimates as of May 30, 2019. Components of the calculation may differ between companies. BCO EV/Adj. EBITDA calculation excludes retirement and postemployment benefit obligations. See detailed reconciliations of non-GAAP to GAAP results in the appendix.
2. Cash CapEx including CompuSafe®. Excludes financing leases.
3. Adjusted to account for the disposition of American Home Shield in the fourth quarter of 2018.
4. Including Prosegur Cash SA (BME:CASH) and Loomis (OMX:LOOMB), the peer average is reduced from ~16x to ~14x.

22

# Compared to Industrial Services/Route-Based Peers[1]...

## Growing Faster

### Organic Revenue Growth



Brink's
Peer Avg.
~6%
~6%
~4%
2019 Guidance
16-19 Avg
'16-'18E
Total Revenue Growth
~9%

## 21% CAGR Ahead of Peers & Closing the Gap

### Adj. EBITDA Margin



Brink's
Peer Avg.
12%
~16%
24%
~23%
2016 Actual
2019 Guidance
2016 Actual
2019 Estimate

## Improving Our Cash Flow

### FCF[2] as a % of EBITDA



Brink's
Peer Avg.
17%
~37%
~45%
~39%
~45%
2016 Actual
2019 Guidance
2019 Guidance Normalized 4
2016 Actual
2019 Estimate

### EBITDA – CapEx[3] as a % of Revenue



Brink's
Peer Avg.
8%
~11%
~12%
~17%
2016 Actual
2019 Guidance
2019 Guidance Normalized 4
2019 Estimate

## Why the Valuation Discount?

### Forward 2019 EBITDA Multiple



Valuation Gap
~5x - 7x
~9x
~14x - 16x
Brink's
Peers

Industrial Services/Route-Based peers include Cintas Corporation (CTAS), Iron Mountain, Inc. (IRM), Rollins, Inc. (ROL), ServiceMaster Global Holdings, Inc. (SERV), Stericycle, Inc. (SRCL), UniFirst Corporation (UNF) and Waste Management, Inc. (WM). See page 22 of the appendix for additional metrics. See detailed reconciliations of non-GAAP to GAAP results in the appendix.

1. Financial metrics and calculations based on 2016-2019 fiscal year-end non-GAAP actuals and estimates, BCO guidance, FactSet data and broker consensus estimates, publically available information, and internal estimates as of May 30, 2019. Components of the calculation may differ between companies. BCO EV/Adj. EBITDA calculation excludes retirement and postemployment benefit obligations.
2. Adjusted Cash Flow from Operations less Cash Capital Expenditures.
3. Adjusted EBITDA less Cash Capital Expenditures..
4. Adjusted to reflect lower pro forma capital and restructuring expenditures.

23

Full-Year Revenue and Operating Profit vs 2017 (Non-GAAP, $ Millions) Revenue Op Profit % Change 7% 7% 14% (6%) 8% % Change 38% 10% 48% (25%) 23% Constant Constant Currency Currency $213 $3,630 ( $192 ) $28 $417 ( $70 ) $3,438 $223 $107 $3,193 $347 $281 10.1% Margin 8.8% Margin 2017 Organic Acq / Disp* 2018 FX 2018 2017 Organic Acq / Disp* 2018 FX 2018 Revenue Revenue Revenue Op Profit Op Profit Op Profit Before FX Before FX Note: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. 24 *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. Constant currency represents 2018 results at 2017 exchange rates.

Full-Year Adjusted EBITDA & EPS vs 2017 (Non-GAAP, $ Millions, except EPS) 2018 EPS: $3.46 (+14% vs PY) Adj. EBITDA 2017 EPS: $3.03 +20% vs PY $28 $512 $162 $347 ( $64 ) $142 ( $97 ) ( $7 ) $179 Op Profit Net Interest Taxes Non-controlling Income from D&A Interest Exp Other Adjusted Interest Continuing Ops & Taxes EBITDA vs $66 ($31) ($12) ($1) $22 $7 $47 $11 $87 2017 25 Note: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Appendix.

2019 Guidance - Operating Profit and Adjusted EBITDA (Non-GAAP, $ Millions) OP % Change vs. 2018 ~27% ~10% ~37% (~17%) ~20% $655 - $675 $590 - $610** Adjusted ~ $190 EBITDA $512 ~ $185 $33 ( $60 ) $165 $95 D&A/Other $465 - $485 $405 - $425 $347 Operating Profit 10.1% ~11% Margin Margin 2018 Actual Organic Acq / Disp* 2019 Guidance FX 2019 Guidance Constant Currency EPS $3.46 $1.10 $0.43 $4.89 - $5.09 ($0.79) $4.10 – $4.30 Note: Amounts may not add due to rounding. Constant currency represents 2019 guidance at 2018 guidance exchange rates. See detailed reconciliations of non-GAAP to GAAP results in the Appendix. 26 * Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses ** Assumes currency rates as of December 31, 2018 for all currencies (except the Argentine peso, for which the company is using an estimated 2019 rate of 45 pesos to the U.S. dollar)

Credit Facility and Debt Structure Debt Balance 2019 Credit Facility Amendment ~$2.5 B • Term Loan A increased from $469 million to $800 million ~$2.2 B Available Committed Available Capacity of • Secured revolving credit facility Committed ~$0.8B consistent at $1.0 billion Capacity of ~$0.7B • Interest floats based on LIBOR $147 plus a margin that is a minimum Revolver $340 of 25 bps lower than previous 1 $592 financing • Interest rate swap locking Senior Notes 1 $400 million at fixed rate $592 • Interest rate: ~4.25% 1 Term Loan A $797 1 $467 • Matures February 2024; Term Loan A amortizes at 5% per year Financing Leases & Other $145 $143 12/31/2018 3/31/2019 • Closing fees of $4 million Additional ~$164 Million of Capacity to Execute Strategy with Improved Terms 27 1. Net of unamortized issuance costs of $8.0 million on Senior Notes and $1.8 million on Term Loan A as of 12/31/18 and $7.8 million on Senior Notes and $3.5 million on Term Loan A as of 3/31/19.

Financing Capacity to Execute the Strategy Credit Facility & Senior Notes Five-Year Credit Facility Ten-Year Senior Notes Revolver Term Loan A • $1.0 billion secured • $800 million secured • $600 million revolving credit Term Loan A unsecured notes facility • Interest floats based • 4.625% interest rate • Interest floats on LIBOR plus a based on LIBOR margin • Matures October plus a margin 2027 • Current interest rate • Current interest ~4.25% rate ~4.25% • Amortizes at 5% per • Matures February year with final 2024 maturity of February 2024 28

Strong and Sustainable Credit Statistics ($ Millions) Maturity Schedule for Credit Facility and Senior Notes $1,000 Revolver Senior Notes $600 $610 Term Loan A $30 $40 $40 $40 $40 2019 2020 2021 2022 2023 2024 2025 2026 2027 Primary U.S. Pension & UMWA: No Cash Outflow Expected Until 20221 $28 $38 $32 $17 $24 $20 2019 2020 2021 2022 2023 2024 2025 2026 2027 29 1. Due to uncertain timing and amounts of contributions, legacy liabilities are typically excluded from “Debt”. Projected cash contributions and assumptions as of 12/31/2018.

Legacy Liabilities – Underfunding at 12/31/2018 ($ Millions) Frozen Primary U.S. Pension UMWA Primary U.S. Pension UMWA 2015 2016 2017 2018 2015 2016 2017 2018 ($206) ($227) ($102) ($108) ($107) ($114) ($294) ($297) 30

Estimated Cash Payments to Frozen U.S. Pension Plan ($ Millions) Payments to Primary U.S. Pension Payments to UMWA $504 $17 $28 $24 $19 $32 $32 $6 $1 2019 2020 2021 2022 2023 2024 2025 2026 2018 2025 2026 2027 After 2027 • Prepaid pension payments in 2014 with an $87 million contribution − Accelerated de-risking of invested asset allocation − Reduced PBGC premiums − No cash payments expected for Primary U.S. Pension based on actuarial assumptions until 2022 − Remeasurement occurs every year-end with 10K filing • No cash payments to UMWA expected until 2025 based on actuarial assumptions at 12/31/2018 31

# 2016 Non-GAAP Results Reconciled to GAAP (1 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

| | | 2016 Q1 | 2016 Q2 | 2016 Q3 | 2016 Q4 | 2016 Full Year |
|---|---|---|---|---|---|---|
| Revenues: | | | | | | |
| GAAP | $ | 721.8 | 739.5 | 755.8 | 803.5 | 3,020.6 |
| Venezuela operations[a] | | (32.1) | (21.5) | (20.4) | (35.4) | (109.4) |
| Acquisitions and dispositions[a] | | (0.8) | (1.5) | (0.5) | - | (2.8) |
| Non-GAAP | $ | 688.9 | 716.5 | 734.9 | 768.1 | 2,908.4 |
| Operating profit (loss): | | | | | | |
| GAAP | $ | 23.5 | 32.2 | 59.7 | 69.1 | 184.5 |
| Venezuela operations[a] | | (2.7) | (1.6) | (2.2) | (12.0) | (18.5) |
| Reorganization and Restructuring[a] | | 6.0 | 2.1 | 2.3 | 19.9 | 30.3 |
| Acquisitions and dispositions[a] | | 6.8 | 7.4 | 3.2 | 2.1 | 19.5 |
| Non-GAAP | $ | 33.6 | 40.1 | 63.0 | 79.1 | 215.8 |
| Interest expense: | | | | | | |
| GAAP | $ | (4.9) | (4.9) | (5.1) | (5.5) | (20.4) |
| Venezuela operations[a] | | 0.1 | - | - | - | 0.1 |
| Non-GAAP | $ | (4.8) | (4.9) | (5.1) | (5.5) | (20.3) |
| Taxes: | | | | | | |
| GAAP | $ | 9.4 | 14.5 | 19.5 | 35.1 | 78.5 |
| Retirement plans[c] | | 2.6 | 2.9 | 2.9 | 2.9 | 11.3 |
| Venezuela operations[a] | | (2.5) | (4.7) | (2.4) | (4.5) | (14.1) |
| Reorganization and Restructuring[a] | | 1.9 | 0.6 | 0.7 | 4.2 | 7.4 |
| Acquisitions and dispositions[a] | | 0.3 | 0.9 | 0.2 | 0.4 | 1.8 |
| Deferred tax valuation allowance[b] | | - | - | - | (14.7) | (14.7) |
| Income tax rate adjustment[f] | | (1.7) | (1.5) | 0.1 | 3.1 | - |
| Non-GAAP | $ | 10.0 | 12.7 | 21.0 | 26.5 | 70.2 |

Amounts may not add due to rounding.
See slide 34 for footnote explanations.

32

# 2016 Non-GAAP Results Reconciled to GAAP (2 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

| | | 2016 Q1 | 2016 Q2 | 2016 Q3 | 2016 Q4 | 2016 Full Year |
|---|---|---|---|---|---|---|
| Income (loss) from continuing operations attributable to Brink's: | | | | | | |
| GAAP | $ | (3.1) | 0.3 | 24.5 | 14.5 | 36.2 |
| Retirement plans[c] | | 4.7 | 5.2 | 5.0 | 5.3 | 20.2 |
| Venezuela operations[a] | | 1.7 | 5.0 | 0.4 | (4.5) | 2.6 |
| Reorganization and Restructuring[a] | | 4.1 | 1.5 | 1.7 | 16.4 | 23.7 |
| Acquisitions and dispositions[a] | | 6.5 | 6.5 | 2.9 | 2.3 | 18.2 |
| Deferred tax valuation allowance[b] | | - | - | - | 14.7 | 14.7 |
| Income tax rate adjustment[f] | | 2.1 | 1.8 | (0.2) | (3.7) | - |
| Non-GAAP | $ | 16.0 | 20.3 | 34.3 | 45.0 | 115.6 |
| EPS: | | | | | | |
| GAAP | $ | (0.06) | 0.01 | 0.48 | 0.28 | 0.72 |
| Retirement plans[c] | | 0.09 | 0.10 | 0.10 | 0.10 | 0.39 |
| Venezuela operations[a] | | 0.04 | 0.09 | 0.01 | (0.09) | 0.05 |
| Reorganization and Restructuring[a] | | 0.08 | 0.03 | 0.04 | 0.33 | 0.47 |
| Acquisitions and dispositions[a] | | 0.13 | 0.13 | 0.06 | 0.04 | 0.37 |
| Deferred tax valuation allowance[b] | | - | - | - | 0.29 | 0.29 |
| Income tax rate adjustment[f] | | 0.04 | 0.04 | (0.01) | (0.07) | - |
| Non-GAAP | $ | 0.32 | 0.40 | 0.68 | 0.88 | 2.28 |
| Depreciation and Amortization: | | | | | | |
| GAAP | $ | 32.2 | 32.9 | 32.4 | 34.1 | 131.6 |
| Venezuela operations[a] | | (0.1) | (0.2) | (0.1) | (0.3) | (0.7) |
| Reorganization and Restructuring[a] | | - | - | - | (0.8) | (0.8) |
| Acquisitions and dispositions[a] | | (0.9) | (0.9) | (0.9) | (0.9) | (3.6) |
| Non-GAAP | $ | 31.2 | 31.8 | 31.4 | 32.1 | 126.5 |

Amounts may not add due to rounding.
See slide 34 for footnote explanations.

33

# 2016 Non-GAAP Results Reconciled to GAAP (3 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

| | | 2016 | | | | |
|---|---|---|---|---|---|---|
| | | Q1 | Q2 | Q3 | Q4 | Full Year |
| Adjusted EBITDA[(e)]: | | | | | | |
| Net income (loss) attributable to Brink's - GAAP | $ | (3.1) | 0.3 | 24.5 | 12.8 | 34.5 |
| Interest expense - GAAP | | 4.9 | 4.9 | 5.1 | 5.5 | 20.4 |
| Income tax provision - GAAP | | 9.4 | 14.5 | 19.5 | 35.1 | 78.5 |
| Depreciation and amortization - GAAP | | 32.2 | 32.9 | 32.4 | 34.1 | 131.6 |
| EBITDA | $ | 43.4 | 52.6 | 81.5 | 87.5 | 265.0 |
| Discontinued operations - GAAP | | - | - | - | 1.7 | 1.7 |
| Retirement plans[(c)] | | 7.3 | 8.1 | 7.9 | 8.2 | 31.5 |
| Venezuela operations[(a)] | | (1.0) | 0.1 | (2.1) | (9.3) | (12.3) |
| Reorganization and Restructuring[(a)] | | 6.0 | 2.1 | 2.4 | 19.8 | 30.3 |
| Acquisitions and dispositions[(a)] | | 5.9 | 6.5 | 2.2 | 1.8 | 16.4 |
| Income tax rate adjustment[(f)] | | 0.4 | 0.3 | (0.1) | (0.6) | - |
| Share-based compensation[(d)] | | 2.8 | 2.1 | 1.8 | 2.8 | 9.5 |
| Adjusted EBITDA | $ | 64.8 | 71.8 | 93.6 | 111.9 | 342.1 |

The outlook for 2019 Non-GAAP Adjusted EBITDA, 2019 Non-GAAP operating profit, 2019 non-GAAP EPS, and 2019 free cash flow before dividends cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items could be significant to our GAAP results and cash flows. The Non-GAAP outlook for 2019 and 2020 capital expenditures excludes forecasted capital leases and CompuSafe additions for those years. The Non-GAAP outlook for year-end 2019 Net Debt does not include any forecasted changes to the 2018 balance of restricted cash borrowings or certain cash amounts held by Cash Management Services operations. However, it does include forecasted utilization of debt capacity for announced and potential business acquisitions as well as forecasted cash flow impact from closed, announced and potential business acquisitions.

(a) See "Other Items Not Allocated To Segments" on slide 39 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.
(b) There was a change in judgment resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected U.S. operating results, certain non-GAAP pre-tax items, and other timing of tax deductions related to executive leadership transition.
(c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.
(d)There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.
(e) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.
(f) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 36.8% for 2016.

34

Amounts may not add due to rounding

# 2017 – 2018 Non-GAAP Results Reconciled to GAAP (1 of 4)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

| | 2017 Q1 | 2017 Q2 | 2017 Q3 | 2017 Q4 | 2017 Full Year | 2018 Q1 | 2018 Q2 | 2018 Q3 | 2018 Q4 | 2018 Full Year |
|---|---|---|---|---|---|---|---|---|---|---|
| Revenues: | | | | | | | | | | |
| GAAP | $ 788.4 | 805.9 | 849.5 | 903.2 | 3,347.0 | $ 879.1 | 849.7 | 852.4 | 907.7 | 3,488.9 |
| Venezuela operations[a] | (48.1) | (46.3) | (20.8) | (38.9) | (154.1) | (25.8) | (25.6) | - | - | (51.4) |
| Non-GAAP | $ 740.3 | 759.6 | 828.7 | 864.3 | 3,192.9 | $ 853.3 | 824.1 | 852.4 | 907.7 | 3,437.5 |
| Operating profit (loss): | | | | | | | | | | |
| GAAP | $ 70.9 | 48.3 | 66.4 | 88.3 | 273.9 | $ 64.8 | 61.7 | 67.0 | 81.2 | 274.7 |
| Venezuela operations[a] | (21.1) | 4.5 | (2.5) | (1.3) | (20.4) | (3.5) | 1.2 | - | - | (2.3) |
| Reorganization and Restructuring[a] | 4.1 | 5.6 | 6.4 | 6.5 | 22.6 | 3.7 | 4.5 | 7.3 | 5.1 | 20.6 |
| Acquisitions and dispositions[a] | (0.4) | 2.4 | 6.1 | (2.8) | 5.3 | 6.5 | 7.4 | 10.7 | 16.8 | 41.4 |
| Argentina highly inflationary impact[a] | - | - | - | - | - | - | - | 8.3 | (0.3) | 8.0 |
| Reporting compliance[a] | - | - | - | - | - | - | 1.4 | 2.0 | 1.1 | 4.5 |
| Non-GAAP | $ 53.5 | 60.8 | 76.4 | 90.7 | 281.4 | $ 71.5 | 76.2 | 95.3 | 103.9 | 346.9 |
| Interest expense: | | | | | | | | | | |
| GAAP | $ (4.8) | (6.0) | (7.7) | (13.7) | (32.2) | $ (15.0) | (15.8) | (17.0) | (18.9) | (66.7) |
| Venezuela operations[a] | - | - | - | 0.1 | 0.1 | - | 0.1 | - | - | 0.1 |
| Acquisitions and dispositions[a] | - | - | 0.8 | 0.3 | 1.1 | 0.2 | 0.2 | 0.1 | 0.7 | 1.2 |
| Argentina highly inflationary impact[a] | - | - | - | - | - | - | - | - | (0.2) | (0.2) |
| Non-GAAP | $ (4.8) | (6.0) | (6.9) | (13.3) | (31.0) | $ (14.8) | (15.5) | (16.9) | (18.4) | (65.6) |
| Taxes: | | | | | | | | | | |
| GAAP | $ 14.4 | 17.3 | 16.4 | 109.6 | 157.7 | $ 11.4 | 18.6 | 23.0 | 17.0 | 70.0 |
| Retirement plans[c] | 2.7 | 3.1 | 3.2 | 3.6 | 12.6 | 1.9 | 2.0 | 2.0 | 2.0 | 7.9 |
| Venezuela operations[a] | (4.9) | (3.8) | (3.1) | (0.9) | (12.7) | (1.5) | (2.4) | - | - | (3.9) |
| Reorganization and Restructuring[a] | 1.4 | 1.9 | 2.2 | 2.1 | 7.6 | 1.2 | 1.5 | 2.4 | 1.6 | 6.7 |
| Acquisitions and dispositions[a] | 0.2 | 0.3 | 2.5 | 1.5 | 4.5 | 3.1 | 6.2 | 2.8 | 1.7 | 13.8 |
| Prepayment penalties[b] | - | - | 2.4 | (2.2) | 0.2 | - | - | - | - | - |
| Interest on Brazil tax claim[d] | - | - | 1.4 | (0.9) | 0.5 | - | - | - | - | - |
| Tax reform[e] | - | - | - | (86.0) | (86.0) | - | - | - | 2.1 | 2.1 |
| Tax on accelerated income[f] | - | - | - | 0.4 | 0.4 | 0.5 | (0.2) | - | (0.3) | - |
| Argentina highly inflationary impact[a] | - | - | - | - | - | - | - | 0.6 | (0.6) | - |
| Reporting compliance[a] | - | - | - | - | - | - | 0.3 | 0.5 | (0.7) | 0.1 |
| Loss on deconsolidation of Venezuela operations[g] | - | - | - | - | - | - | - | 0.1 | - | 0.1 |
| Income tax rate adjustment[h] | 2.5 | (0.3) | (1.5) | (0.7) | - | 3.0 | (4.1) | (4.6) | 5.7 | - |
| Non-GAAP | $ 16.3 | 18.5 | 23.5 | 26.5 | 84.8 | $ 19.6 | 21.9 | 26.8 | 28.5 | 96.8 |

Amounts may not add due to rounding.
See slide 38 for footnote explanations.

35

# 2017 – 2018 Non-GAAP Results Reconciled to GAAP (2 of 4)

## The Brink's Company and subsidiaries
## Non-GAAP Reconciliations
(In millions)

| | 2017 Q1 | 2017 Q2 | 2017 Q3 | 2017 Q4 | 2017 Full Year | 2018 Q1 | 2018 Q2 | 2018 Q3 | 2018 Q4 | 2018 Full Year |
|---|---|---|---|---|---|---|---|---|---|---|
| Income (loss) from continuing operations attributable to Brink's: | | | | | | | | | | |
| GAAP | $ 34.7 | 14.3 | 19.9 | (52.0) | 16.9 | $ 22.1 | (107.8) | 17.5 | 34.9 | (33.3) |
| Retirement plans[c] | 4.6 | 5.5 | 5.8 | 6.4 | 22.3 | 6.9 | 6.1 | 6.1 | 6.2 | 25.3 |
| Venezuela operations[a] | (8.4) | 8.3 | 0.9 | - | 0.8 | 0.5 | 3.0 | 0.3 | 0.3 | 4.1 |
| Reorganization and Restructuring[a] | 2.4 | 3.6 | 4.0 | 4.2 | 14.2 | 2.5 | 3.1 | 4.9 | 3.4 | 13.9 |
| Acquisitions and dispositions[a] | (0.6) | 2.1 | 4.4 | 2.3 | 8.2 | 6.5 | 3.8 | 8.2 | 14.7 | 33.2 |
| Prepayment penalties[b] | - | - | 4.1 | 4.0 | 8.1 | - | - | - | - | - |
| Interest on Brazil tax claim[d] | - | - | 2.7 | (1.6) | 1.1 | - | - | - | - | - |
| Tax reform[e] | - | - | - | 86.0 | 86.0 | - | - | - | (2.1) | (2.1) |
| Tax on accelerated income[f] | - | - | - | (0.4) | (0.4) | (0.5) | 0.2 | - | 0.3 | - |
| Argentina highly inflationary impact[a] | - | - | - | - | - | - | - | 7.2 | 0.1 | 7.3 |
| Reporting compliance[a] | - | - | - | - | - | - | 1.1 | 1.5 | 1.8 | 4.4 |
| Loss on deconsolidation of Venezuela operations[g] | - | - | - | - | - | - | 126.7 | (0.1) | - | 126.6 |
| Income tax rate adjustment[h] | (2.7) | 0.3 | 1.7 | 0.7 | - | (2.6) | 4.2 | 4.0 | (5.6) | - |
| Non-GAAP | $ 30.0 | 34.1 | 43.5 | 49.6 | 157.2 | $ 35.4 | 40.4 | 49.6 | 54.0 | 179.4 |
| EPS: | | | | | | | | | | |
| GAAP | $ 0.67 | 0.28 | 0.38 | (1.02) | 0.33 | $ 0.42 | (2.11) | 0.34 | 0.68 | (0.65) |
| Retirement plans[c] | 0.09 | 0.11 | 0.11 | 0.12 | 0.43 | 0.13 | 0.12 | 0.12 | 0.12 | 0.49 |
| Venezuela operations[a] | (0.16) | 0.15 | 0.02 | - | 0.02 | 0.01 | 0.06 | 0.01 | 0.01 | 0.08 |
| Reorganization and Restructuring[a] | 0.04 | 0.07 | 0.08 | 0.08 | 0.27 | 0.05 | 0.06 | 0.09 | 0.07 | 0.27 |
| Acquisitions and dispositions[a] | (0.01) | 0.04 | 0.09 | 0.05 | 0.16 | 0.12 | 0.07 | 0.16 | 0.29 | 0.64 |
| Prepayment penalties[b] | - | - | 0.08 | 0.08 | 0.16 | - | - | - | - | - |
| Interest on Brazil tax claim[d] | - | - | 0.05 | (0.03) | 0.02 | - | - | - | - | - |
| Tax reform[e] | - | - | - | 1.65 | 1.66 | - | - | - | (0.04) | (0.04) |
| Tax on accelerated income[f] | - | - | - | (0.01) | (0.01) | (0.01) | - | - | 0.01 | - |
| Argentina highly inflationary impact[a] | - | - | - | - | - | - | - | 0.14 | - | 0.14 |
| Reporting compliance[a] | - | - | - | - | - | - | 0.02 | 0.03 | 0.04 | 0.09 |
| Loss on deconsolidation of Venezuela operations[g] | - | - | - | - | - | - | 2.43 | - | - | 2.44 |
| Income tax rate adjustment[h] | (0.05) | 0.01 | 0.03 | 0.01 | - | (0.05) | 0.08 | 0.08 | (0.11) | - |
| Share adjustment[i] | - | - | - | 0.02 | - | - | 0.04 | - | - | 0.01 |
| Non-GAAP | $ 0.58 | 0.66 | 0.84 | 0.95 | 3.03 | $ 0.68 | 0.78 | 0.95 | 1.05 | 3.46 |

Amounts may not add due to rounding.
See slide 38 for footnote explanations.

36

# 2017 – 2018 Non-GAAP Results Reconciled to GAAP (3 of 4)

## The Brink's Company and subsidiaries
## Non-GAAP Reconciliations
(In millions)

| | 2017 Q1 | 2017 Q2 | 2017 Q3 | 2017 Q4 | 2017 Full Year | 2018 Q1 | 2018 Q2 | 2018 Q3 | 2018 Q4 | 2018 Full Year |
|---|---|---|---|---|---|---|---|---|---|---|
| Depreciation and Amortization: | | | | | | | | | | |
| GAAP | $ 33.9 | 34.6 | 37.9 | 40.2 | 146.6 | $ 38.8 | 39.1 | 41.6 | 42.8 | 162.3 |
| Venezuela operations[a] | (0.4) | (0.4) | (0.4) | (0.5) | (1.7) | (0.5) | (0.6) | - | - | (1.1) |
| Reorganization and Restructuring[a] | (0.9) | (0.6) | (0.5) | (0.2) | (2.2) | (1.2) | (0.2) | (0.4) | (0.1) | (1.9) |
| Acquisitions and dispositions[a] | (0.6) | (1.1) | (2.7) | (4.0) | (8.4) | (3.8) | (3.4) | (4.5) | (6.0) | (17.7) |
| Non-GAAP | $ 32.0 | 32.5 | 34.3 | 35.5 | 134.3 | $ 33.3 | 34.9 | 36.7 | 36.7 | 141.6 |
| Adjusted EBITDA[j]: | | | | | | | | | | |
| Net income (loss) attributable to Brink's - GAAP | $ 34.7 | 14.2 | 19.9 | (52.1) | 16.7 | $ 22.3 | (107.9) | 17.4 | 34.9 | (33.3) |
| Interest expense - GAAP | 4.8 | 6.0 | 7.7 | 13.7 | 32.2 | 15.0 | 15.8 | 17.0 | 18.9 | 66.7 |
| Income tax provision - GAAP | 14.4 | 17.3 | 16.4 | 109.6 | 157.7 | 11.4 | 18.6 | 23.0 | 17.0 | 70.0 |
| Depreciation and amortization - GAAP | 33.9 | 34.6 | 37.9 | 40.2 | 146.6 | 38.8 | 39.1 | 41.6 | 42.8 | 162.3 |
| EBITDA | $ 87.8 | 72.1 | 81.9 | 111.4 | 353.2 | $ 87.5 | (34.4) | 99.0 | 113.6 | 265.7 |
| Discontinued operations - GAAP | - | 0.1 | - | 0.1 | 0.2 | (0.2) | 0.1 | 0.1 | - | - |
| Retirement plans[c] | 7.3 | 8.6 | 9.0 | 10.0 | 34.9 | 8.8 | 8.1 | 8.1 | 8.2 | 33.2 |
| Venezuela operations[a] | (13.7) | 4.1 | (2.6) | (1.5) | (13.7) | (1.5) | (0.1) | 0.3 | 0.3 | (1.0) |
| Reorganization and Restructuring[a] | 2.9 | 4.9 | 5.7 | 6.1 | 19.6 | 2.5 | 4.4 | 6.9 | 4.9 | 18.7 |
| Acquisitions and dispositions[a] | (1.0) | 1.3 | 3.4 | (0.5) | 3.2 | 5.6 | 6.4 | 6.4 | 9.7 | 28.1 |
| Prepayment penalties[b] | - | - | 6.5 | 1.8 | 8.3 | - | - | - | - | - |
| Interest on Brazil tax claim[d] | - | - | 4.1 | (2.5) | 1.6 | - | - | - | - | - |
| Argentina highly inflationary impact[a] | - | - | - | - | - | - | - | 7.8 | (0.3) | 7.5 |
| Reporting compliance[a] | - | - | - | - | - | - | 1.4 | 2.0 | 1.1 | 4.5 |
| Loss on deconsolidation of Venezuela operations[g] | - | - | - | - | - | - | 126.7 | - | - | 126.7 |
| Income tax rate adjustment[h] | (0.2) | - | 0.2 | - | - | 0.4 | 0.1 | (0.6) | 0.1 | - |
| Share-based compensation[k] | 4.5 | 4.0 | 4.0 | 5.2 | 17.7 | 6.8 | 5.7 | 6.3 | 9.5 | 28.3 |
| Adjusted EBITDA | $ 87.6 | 95.1 | 112.2 | 130.1 | 425.0 | $ 109.9 | 118.4 | 136.3 | 147.1 | 511.7 |

Amounts may not add due to rounding.
See slide 38 for footnote explanations.

37

2017 – 2018 Non-GAAP Results Reconciled to GAAP (4 of 4) The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) (a) See “Other Items Not Allocated To Segments” on slide 39 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. (b) Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017. (c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results. (d) Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017. (e) Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017. This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets. (f) The non-GAAP tax rate excludes the 2018 and 2017 foreign tax benefits that resulted from the transaction that accelerated U.S. tax in 2015. (g) Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million. (h) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 34.2% for 2018 and 34.2% for 2017. (i) Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2017, second quarter of 2018 and full year 2018, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2017, second quarter of 2018 and full year 2018, non-GAAP EPS was calculated using diluted shares. (j) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation. (k) Due to reorganization and restructuring activities, there was a $0.1 million non-GAAP adjustment to share-based compensation in the fourth quarter and full- year of 2018. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented. 38

Non-GAAP Reconciliation - Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited)) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016, an additional $17.3 million in 2017 and $13.0 million in 2018. The actions under this program were substantially completed in 2018, with cumulative pretax charges of approximately $48 million. Executive Leadership and Board of Directors In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions. 2015 Restructuring Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million. Other Restructurings Management routinely implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017 and $7.6 million in 2018, primarily severance costs. For the current restructuring actions, we expect to incur additional costs of up to $7 million in future periods. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results. Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below: 2018 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $17.7 million in 2018. - Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million. - 2018 transaction costs related to business acquisitions were $6.7 million. - We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million. - Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018. - We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico. 2017 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. - A net gain of $7.8 million was recognized in 2017 related to the sale of real estate in Mexico. - We incurred 2017 severance costs of $4.0 million related to our acquisitions in Argentina and Brazil. - Transaction costs were $2.6 million related to acquisitions of new businesses in 2017. - We recognized currency transaction gains of $1.8 million related to acquisition activity in 2017. 2016 Acquisitions and Dispositions - Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland. - Amortization expense for acquisition-related intangible assets was $3.6 million in 2016. - Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016. Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the second half of 2018, we recognized $8.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $6.2 million. Reporting compliance Certain third party costs incurred related to the implementation and adoption of ASU 2016-02, the new lease accounting standard effective for us January 1, 2019 ($2.7 million), and the mitigation of material weaknesses ($1.8 million) are excluded from non-GAAP results. 39

Non-GAAP Reconciliation - Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Amounts Used to Calculate Reinvestment Ratio Property and Equipment Acquired During the Period Full-Year Full Year Full Year Full Year 2015 2016 2017 2018 Capital expenditures — GAAP 101.1 112.2 174.5 155.1 Financing leases — GAAP 18.9 29.4 51.7 51.9 Total Property and equipment acquired 120.0 141.6 226.2 207.0 Venezuela property and equipment acquired (4.3) (5.0) (4.2) - CompuSafe (10.2) (13.1) (37.5) (25.1) Total property and equipment acquired excluding Venezuela & CompuSafe 105.5 123.5 184.5 181.9 Depreciation Depreciation and amortization — GAAP 139.9 131.6 146.6 162.3 Amortization of intangible assets (4.2) (3.6) (8.4) (17.7) Venezuela depreciation (3.9) (0.7) (1.7) (1.1) Reorganization and Restructuring - (0.8) (2.2) (1.9) CompuSafe (14.2) (14.9) (15.6) (15.9) Depreciation and amortization — Non-GAAP (excluding CompuSafe) 117.6 111.6 118.7 125.7 Reinvestment Ratio 0.9 1.1 1.6 1.4 40

Non-GAAP Reconciliation – Cash Flows The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Full Year Full Year 2017 2018 Cash flows from operating activities Operating activities - GAAP $ 296.4 $ 364.1 Venezuela operations (17.3) (0.4) (Increase) decrease in restricted cash held for customers (44.3) (44.4) (Increase) decrease in certain customer obligations(a) (6.1) 1.7 Operating activities - non-GAAP $ 228.7 $ 321.0 Capital expenditures – GAAP (174.5) (155.1) Venezuela property and equipment acquired 4.2 - Free cash flow before dividends $ 58.4 $ 165.9 (a) To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources. Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding cash flows from Venezuela operations, the impact of cash received and processed in certain of our Cash Management Services operations and capital expenditures, adjusted for Venezuela property and equipment acquired. We believe this measure is helpful in assessing cash flows from operations, enables period-to- period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows. 41

Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) December 31, December 31, (In millions) 2017 2018 Debt: Short-term borrowings $ 45.2 $ 28.9 Long-term debt 1,191.5 1,525.1 Total Debt 1,236.7 1,554.0 Restricted cash borrowings(a) (27.0) (10.5) Total Debt without restricted cash borrowings 1,209.7 1,543.5 Less: Cash and cash equivalents 614.3 343.4 Amounts held by Cash Management Services operations(b) (16.1) (14.1) Cash and cash equivalents available for general corporate purposes 598.2 329.3 Net Debt $ 611.5 $ 1,214.2 a) Restricted cash borrowings are related to cash borrowed under lending arrangements used in the process of managing customer cash supply chains, which is currently classified as restricted cash and not available for general corporate purposes. b) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance with GAAP. We use Net Debt as a measure of our financial leverage. We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2017 and December 31, 2018. 42